UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 12, 2016
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OCLARO, INC.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
225 Charcot Avenue, San Jose, California 95131 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

As previously reported, Oclaro, Inc. (the “Company”) entered into privately negotiated agreements each dated August 9, 2016 pursuant to which it agreed to issue (i) an aggregate of 20,564,101 shares of its common stock, par value $0.01 per share (the “Common Stock”), plus (ii) a to be determined number of additional shares of Common Stock based on certain formulaic consideration (together, the “Shares”) in exchange for $40.1 million aggregate principal amount of its 6.00% Convertible Senior Notes due 2020 (the “Notes”). On August 12, 2016, including the additional Shares, the Company issued an aggregate of 21,852,477 Shares.

The issuance of Shares in connection with the agreements will be made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) of the Securities Act, on the basis that the exchanges constitute exchanges with existing holders of the Company’s securities and no commission or other remuneration was or will be paid or given directly or indirectly to any party for soliciting such exchange.

This Current Report on Form 8-K does not constitute an offer to exchange any Notes or other securities of the Company for common stock or other securities of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: August 12, 2016	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary